Exhibit 10.3
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 6, 2017 (the “Effective Date”), by and between Inuvo, Inc., a Nevada corporation (the “Company”), and NetSeer, Inc., a Delaware corporation (the “Seller”). Capitalized terms used by not defined herein have the meaning set forth in the Purchase Agreement (defined below).
RECITALS
WHEREAS, the Company, the Seller and NetSeer Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the “Buyer”), are parties to the Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which, the Seller sold to the Buyer substantially all the assets, and certain specified liabilities, of the Business (as defined in the Purchase Agreement); and
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Seller and the Company desire to enter into this Agreement, which shall, among other things, govern the rights of the Seller to cause the Company to register shares of Common Stock issued or issuable to the Seller under the terms of the Purchase Agreement.
NOW, THEREFORE, the parties hereby agree as follows:
1.Definitions. For purposes of this Agreement:
1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
1.2    "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.
1.3    “Common Stock” means shares of the Company’s common stock, $0.001 par value.
1.4    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.5    "Filing Deadline" means March 22, 2017.
1.6    “Form S‑3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.7    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.8    “Registrable Securities” means the Consideration Shares.
1.9    “SEC” means the Securities and Exchange Commission.
1.10    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.11    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Seller.
2.Registration Rights. The Company covenants and agrees as follows:
2.1    On or before the Filing Deadline, the Company will file a Form S-3 registration statement under the Securities Act covering all Registrable Securities (the "Resale Registration Statement"). Notwithstanding the foregoing obligations, if the Company furnishes to the Seller a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors there exists material nonpublic information relating to the Company that is not otherwise required to be disclosed and that such disclosure would be materially detrimental to the Company and its stockholders, then the Company shall have the right to defer taking action with respect to such filing, for a period of not more than sixty (60) days after the Filing Deadline; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2 after the Company has effected one (1) Resale Registration Statement. A Resale Registration Statement shall not be counted as “effected” for purposes of Section 2 until such time as the Resale Registration Statement has been declared effective by the SEC.
2.2    Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall:
(a)    use its best efforts to cause such registration statement to become effective;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act;
(c)    provide to the Seller and the Seller’s counsel for review each registration statement and all amendments and supplements thereto no fewer than five (5) Business Days prior to their filing with the SEC;
(d)    promptly request acceleration of the Resale Registration Statement at such time as the staff of the SEC advises the Company it may do so;
(e)    furnish to the Seller such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Seller may reasonably request, which such requirement may be satisfied through a link to the prospectus, including the preliminary prospectus, to the SEC's website at www.sec.gov;
(f)    use its best efforts to register and qualify the Registrable Securities covered by such Resale Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Seller; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(g)    notify the Seller, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(h)    after such Resale Registration Statement becomes effective, provide written notice to the Seller (a “Suspension Notice”) of the occurrence of any of the following events, as promptly as practicable after becoming aware of such event: (i) any request by the SEC or any other federal or state governmental authority, during the period of effectiveness of the Resale Registration Statement, for amendments or supplements to such registration statement or related prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction from a state governmental authority or the initiation of any proceeding for such purpose by a state governmental authority; or (iv) any event or circumstance which necessitates the making of any changes to the Resale Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Resale Registration Statement, it will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company shall promptly prepare a supplement or amendment to the Resale Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Seller. The Company shall also promptly notify the Seller in writing (x) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective and (y) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.
2.3    The Seller agrees that upon its receipt of any Suspension Notice from the Company, the Seller will discontinue the disposition of Registrable Securities pursuant to any registration statement covering such securities to the extent required by the SEC or such other federal or state governmental authority until the earlier of the Seller’s receipt of (i) copies of the supplemented or amended prospectus contemplated by Section 2, (ii) written notice from the Company that no supplement or amendment is required, (iii) written notice from the Company that the any suspension of the effectiveness such registration statement or initiation of any related proceeding has ceased or (iv) written notice from the Company that any suspension of the qualification or exemption from qualification or initiation of any proceeding related thereto has ceased; in each case, which shall be promptly and within five (5) Business Days delivered by the Company to the Seller.
2.4    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities that the Seller shall promptly furnish to the Company such information regarding itself, the Company's securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Registrable Securities. If the Seller shall fail to so promptly furnish any such information as may be reasonably requested by the Company, the Company's obligation to proceeds with the provisions of Section 2 hereof shall automatically be suspended until such time as the Seller has provided such requested information to the Company.
3.    Expenses of Registration. All expenses (excluding Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company, shall be borne by the Company. The Seller shall be responsible for any Selling Fees, fees and disbursements of its counsel and any additional ancillary costs it may incur.
4.    Indemnification.
(a)    To the extent permitted by law, the Company will indemnify and hold harmless the Seller, and the partners, members, officers, directors and stockholders of the Seller; legal counsel and accountants; any underwriter (as defined in the Securities Act) for the Seller; and each Person, if any, who controls the Seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, damage, claim or liability (joint or several) to which such aforementioned Person may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company or its officers, directors, employees, agents or Affiliates of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, and the Company will pay to the Seller, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4(a) shall not apply if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in conformity with written information furnished by or on behalf of the Seller, underwriter, controlling Person, or other aforementioned Person specifically for use in connection with Resale Registration Statement.
(b)    To the extent permitted by law, the Seller, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Resale Registration Statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other stockholder selling securities in such registration statement, and any controlling Person of any such underwriter or other stockholder, against any loss, damage, claim or liability, in each case only to the extent that such loss, claim, damage or liability arises out of or are based upon (i) any untrue statement or omission made in conformity with written information furnished by or on behalf of the Seller specifically for use in connection with such registration; or (ii) the use by the Seller of an outdated or defective prospectus after the Company has notified the Seller, through the Company’s delivery of a Suspension Notice, that the prospectus is outdated or defective; and the Seller will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which any loss, claim, damage or liability may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Seller by way of indemnity or contribution hereunder exceed the Purchase Price (as that term is defined in the Purchase Agreement), except in the case of fraud by the Seller.
(c)    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.
(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 4, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Seller will not be required to contribute any amount in excess of the Registrable Securities offered and sold by the Seller pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Seller’s liability pursuant to this Section 4, when combined with the amounts paid or payable by the Seller pursuant to Section 4, exceed the Purchase Price, except in the case of fraud by the Seller.
(e)    The obligations of the Company and the Seller under this Section 4 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.
5.    Miscellaneous.
(a)    Successors and Assigns. Subject to the terms of the Purchase Agreement, the rights under this Agreement may be assigned (but only with all related obligations) by the Seller to a transferee of Registrable Securities that (i) is at the time of transfer or was as of the Effective Date hereof an Affiliate of the Seller or is a Person named on Exhibit A hereto or an Affiliate of such Person; provided, however, in each case that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
(b)    Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws principles thereof.
(c)     Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the Seller and the Company.
(d)    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.
(e)     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.
(f)    Notices. Any notice or other communication required or which may be given hereunder shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, or sent by facsimile or other electronic transmission (with confirmation of receipt), addressed as follows:

If to the Seller:	c/o ONSET Ventures 2400 Sand Hill Road, Suite 150 Menlo Park, VA 94025 Facsimile: (650) 529-0777 E-mail: bea@onset.com Attention: Vice President of Finance

with a copy to:	Pillsbury Winthrop Shaw Pitman LLP 2550 Hanover Street Palo Alta, CA 94304 Facsimile: (650) 223-4545 E-mail: spierson@pillsburylaw.com Attention: Stanley F. Pierson, Esq.

If to Company:	500 President Clinton Avenue Suite 300 Little Rock, AR 72201 Facsimile: (877) 311-3050 E-mail: John.Pisaris@Inuvo.com Attention: John B. Pisaris, Esq. Secretary and General Counsel

with a copy to:	Pearlman Law Group LLP 2200 Corporate Boulevard NW Suite 210 Boca Raton, FL 33431 Facsimile: (561) 362-9612 E-mail: brian@pslawgroup.net Attention: Brian A. Pearlman, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
(g)    Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission, and together shall constitute one instrument.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

INUVO, INC.

By:/s/ Wallace D. Ruiz
Wallace D. Ruiz
Chief Financial Officer

SELLER:

NETSEER, INC.

By: /s/ John Mracek
John Mracek
Chief Executive Officer

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Registration Rights Agreement